Exhibit 99.2

MLAC / MNC Audio Script

July 14, 2021

Kenneth Ng, CEO of Malacca Straits Acquisition Company

Thank you for joining us today. I am Kenneth Ng, CEO of Malacca Straits Acquisition Company. We are very pleased to present to you the merger between Malacca Straits and Asia Vision Network, a subsidiary of MNC Group, Southeast Asia’s largest media group.

I am joined today by the Director of OTT Product, Marketing, & Programming, Clarissa Tanoesoedibjo. We are so excited to take you through why Malacca Straits and Asia Vision Network are a fantastic combination.

Asia Vision Network is Indonesia’s fastest growing OTT media provider and 3rd largest broadband and IPTV operator, and is part of MNC group, Southeast Asia’s largest media group. Under the current business combination, MNC group will rollover 100% of its equity into the combined company and it is expected to receive 69% of the proforma equity. Assuming no redemptions, there will be $137 million of cash, net of transaction expenses, available to Asia Vision Network upon closing to fund further growth. The proforma enterprise value of the transaction is $573 million and proforma equity value is $580 million.

We have a long history in seeking target opportunities in Southeast Asia which is one of the most economically dynamic and compelling markets in the world. Our co-sponsor, Argyle Street Management, has deep knowledge and relationships that fit right into our priority sectors including media and communications, technology, food processing, renewable energy, and healthcare. Our experience in these sectors informs our thesis that Malacca Straits and Asia Vision Network is a compelling business combination.

When Malacca Straits went public in July of last year, we set three key criteria for our merger target.

1.	We wanted a high growth business in Southeast Asia; preferably in Indonesia given the favorable macro economics, secular trends and demographics.
2.	We wanted to work with a management team that has shown a proven track record and strong leadership skills.
3.	Lastly, we were looking for a business in which the valuation can be better understood in the US market than in the Asian market.

So, we’re excited about that, and we intend to use our expertise to bolster the Company’s success as they continue to take market share, offer customers and partners an unmatched value proposition, and, ultimately, present investors with an unparalleled investment opportunity in a business that generates high degrees of cash flow, in a competitive environment where financial flexibility and committed capital are key differentiators.

We are proud to introduce you to this exciting business combination and we look forward to assisting Asia Vision Network with its mission to be the market-leading OTT media provider in Indonesia.

With that let me hand it over to Clarissa to talk more about the team, their value proposition and the opportunity.

MLAC / MNC Audio Script

July 14, 2021

Clarissa Tanoesoedibjo, Director of MNC Group

Slide 6 – Management Team

●	Good morning everybody, my name is Clarissa Tanoeseoedibjo, and I lead content production and programming here at MNC.

●	Let me introduce you to the rest of our team.

●	First we have Mr. Ade Tjendra, the president director of AVN, with more than 15 years of experience in broadband and pay TV industry. Next, we have Mr. Ruby Panjaitan, he held many key positions within MNC Group for more than 14 years.

●	Under the Board of Commissioners, we have Hary Tanoeseoedibjo as the President Commissioner, he is the Founder and Executive Chairman of MNC Group.

●	Next, we have Mr. Joel Hogarth, with more than 20 years professional experience in law.

●	And lastly, we have Michael Luk, a seasoned professional and veteran investment banker with more than 27 years of experience in investment banking and capital markets.

Now, moving on to investment highlights

Slide 7 – Investment Highlights

●	Market opportunity
o	The first investment highlight would be our market opportunity, in which we have a huge upside due to the number of population and low penetration for both fixed broadband & IPTV and subscription video on demand subscribers.

Additional points include:

●	Diverse revenue
o	MNC Play provides fixed broadband as single play and fixed broadband & IPTV service as dual play on its own network with 1.5 million homepasses or through partnership with 3rd party network owners.
o	MNC Play also provides video only service through its android TV OTT box on the other broadband service, particularly on Indiehome and Firstmedia networks, which is the first and the second players in the market.
o	Vision+ runs on hybrid SVOD, which allows non-paying users to surf the platform on a limited view account which is free with advertising and SVOD.

●	Content
o	The 3rd investment highlight would be our content, in which we carry exclusive rights to carry all FTA Channels of which 2 are exclusive, up to 172 High Definition ready channels, both local and international, 10,000 hours of our best content library on Vision+ and 13 exclusive pay channels as well as 20 fresh original series produced by Vision Pictures.

●	Management
o	The 4th investment highlight here would be management in which we have a solid and experienced team with proven track record and history to deliver results in the programming, media, and content production space.

●	Group Synergy
o	The 5th investment highlight here would be our group synergy in which AVN can capitalize on the huge user base of MNC Group, which consist of 8 million DTH/Pay-TV subscribers, online portal of 73 million monthly active users, social media presence of more than 217 million subscribers or followers on Youtube, Facebook, and Tik Tok, and all these attributes can be beneficial for AVN for cross-selling and cross-promotion purposes.

MLAC / MNC Audio Script

July 14, 2021

●	Financial profile
o	And the last investment highlight here would be our financial profile, in which we have a huge potential upside from subscriber base cross- and up-selling, little capex required, with a projected 75% EBITDA margins across combined business in 2025, from 61% level in 2020.

Slide 8 – Indonesia Economy

●	So the Indonesia economy hit more than $1 Trillion for the 1st time in 2017, and is the first South East Asian country to do so.

●	The impact of COVID-19 on the Indonesian economy is that Indonesia:
o	One of least contracted country with a 5.3% decline in Q2-20 and 3.5% decline in Q3-20 and for FY-20 world bank forecast contraction would be at a in 1.5-1.6% range.
o	The economy growth in 2021 is expected to improve by at least 4.4% since coming from a low base in 2020.

Slide 9 – Indonesia in brief

●	We have a huge population of more than 273 million people, growing by 3-4 million people every year.

●	We have a young population – more than 40% under the age of 25 years old with about 42% are in the working age adult category.

●	Growing middle class segment as a major driver of economic growth as the group’s consumption has grown at 12% annually since 2002 and now represents close to half of all household consumption in Indonesia.

Slide 10 – Macro economic conditions on Pay TV, IPTV, Broadband and OTT

●	There is a low penetration of Pay TV at 13% in 2019. This penetration is projected to have a modest growth to 14% in 2024. However, the figures shown exclude pre-paid DTH satellite, local cable operator, and android OTT box.

●	76% of the net addition to total subscribers’ growth from the years of 2019 to 2024 is dominated by the increase in IPTV subscribers.

●	Broadband penetration in Indonesia is one of the lowest in the Asia Pacific region by the end of 2019, only India and Pakistan have a lower penetration rate at 6% and 5% respectively.

●	Direct Subscription Video on Demand penetration to the total population in Indonesia remains to be one of the lowest in the Asia Pacific Region, which stood below 2% in 2020. Despite a low penetration of SVOD subscribers in 2020, this figure is projected to grow significantly to 21.6 million subscribers in 2025 from 5.1 million in 2020, representing a CAGR of 33%. Moreover, revenue from direct SVOD from 2020-2025 is estimated to grow more than 3 times.

MLAC / MNC Audio Script

July 14, 2021

Slide 11 – Structure

●	Vision+
o	Hybrid SVOD streaming platform, available also on AVOD for limited view with advertising.
o	Our MAU: 32 million, with paid subscribers of 1.6 million, and a registered user base of 5.2 million.
o	We have a total of 120+ channels and 80+ channels available with catch-up features including VOD content in the form of original productions and library with 10,000 hours of content in total.
o	We have a CAGR of 54% in the year of 2020 to 2022. In the year of 2020, our EBITDA Margin is 47%, and our net income margin is 29%.

●	MNC Play
o	MNC Play is the 3rd largest fixed broadband and IPTV operator with more than1.5 million homepasses and 296,000 subscribers operating in 9 major cities.
o	MNC Play has 172 HD ready channels.
o	Revenue CAGR 2020-2022: 32%
o	2020: EBITDA margin is at 63% and our net income margin is at 26%.

Slide 12 OTT Business -Vision+

●	We were established in January of 2020, and ever since then, we are the fastest growing OTT video service in Indonesia with over 32 million MAU, representing a 35% YoY growth and is also the largest paying subscriber base with 1.6 million at the end of 2020.

●	Leveraging the content strength of MNC Group, we are confident that Vision+ will be able to capture a significant portion of the growing SVOD market in Indonesia. We run a hybrid SVOD business model, which allows the platform to run on a limited view basis with advertising, also known as AVOD. This is a strategic move from our side in order to attract a significant future paying subscriber base onto our platform by first giving them a free taste of the wide variety of content, both VOD and linear, and then upselling in later stages.

●	MNC Group owns the biggest user base under its subscriber based media group, also known as MVN through its DTH Businesses, MNC Vision and K Vision: with a total subscriber base of more than 8 million, fixed broadband and IPTV businesses through MNC Play and Playbox with a total subscriber base of close to 300,000 and LCO operations. We can take advantage of this by pushing Vision+ as a bundling option for these subscribers.

●	Future growth for Vision+ penetration will also derive from partnership with telco operators, e-commerce businesses, smartphone and smart TV manufacturers, in which we have already started to initiate this year.

MLAC / MNC Audio Script

July 14, 2021

Slide 13 – IPTV Business - MNC Play overview

●	MNC Play is the pioneer of Full Fiber to the home connection offering bundling broadband internet & IPTV / OTT Service with the best premium Local and International contents with nearly 1.5 million homepass coverage.

●	Knowing that building our own homepasses or networks is capital intensive and also very time consuming, we’re now focused to grow by leasing network capacity from 3rd party neutral network operators.

●	We also introduce Android OTT Box called Play Box to accelerate subscriber growth beyond our own and partners network coverage, by simply plug & play to any Fixed broadband internet service.

●	We offer a “flexible pricing scheme & service packs”, to cater different needs of subscribers in terms of Speed & various Video content Packs such as Movies, Kids, Sports, News/Knowledge & Others.

Slide 14 – AVN Key milestones

●	MNC Play Launched its services in 2014, and within 3 years, MNC play has successfully built more than 1 million homepasses in 9 major cities, continue to grow by doing partnership with Neutral Network Operators & launched our Android OTT Playbox service.

●	We Introduced our OTT Video Streaming Service in 2018 and grew aggressively to 1 million paid subscribers by the end of 2019.

●	Lastly, Asia Vision Network acquired MNC Play & Vision+, and launched a consolidated Broadband-IPTV & OTT Video Streaming platform to serve the fastest growing Indonesian market.

Slide 15 – Business Model

●	As you can see on the left diagram, there is a significant increase in Vision+ paying subscribers in over 2 years to 1.6 million paid subscribers at the end 2020.

●	While at the same time, we allow the platform to run on a limited free view basis with advertising, that gave us significant growth of 32 million Monthly Active Users, by getting other revenue streams from advertising.

●	Our average revenue per user is relatively stable at this point of time because we need to keep our price point as affordable as possible to attract significant subscribers base in the beginning.

●	However, we will inject more premium and local original contents in the next few years, than ARPU will increase as will be explained later.

MLAC / MNC Audio Script

July 14, 2021

●	On the right diagram, MNC Play’s own homepass numbers are maintain at nearly 1.5 million, however subscribers continue to grow to nearly 300 thousand subscribers, with a growing ARPU to nearly 300,000 IDR / Rupiah.

●	In addition to that the other strategy for MNC Play is…

Slide 16 - Neutral Network Providers

●	Secured partnerships with some reputable neutral network operators, to lease their excess network capacity. These ventures will reach more than 1 million additional homepasses from Icon+, Fiberstar & Moratelindo in the next few years.

●	What I want to highlight is Icon+ as a key partner and has the rights to use all of the electricity poles in Indonesia, already reaching out to more than 65 million Paying Electricity households subscribers. We can leverage them to roll out our services throughout Indonesia faster and at the same time by incurring the least roll out cost.

Slide 17 Playbox

●	Playbox gives us the most optimal penetration of our Video Service beyond our own and partner’s network coverage by riding on other fixed broadband Internet services with estimate target market more than 6 million households that already subscribe Fixed Broadband Internet Services, excluding MNC Play.

●	Playbox is the only “Google-certified TV Box” with the most complete mix of local-international linear & video on demand contents, and will grow aggressively thru MNC Group Wide Distribution Channels of more than 100 branches and more than 3,000 Distributors, Dealers & Digital Channels.

●	We believe Playbox will do well in Indonesia Market due to our content superiority to other players in the market.

Slide 18 Vision+ Content

●	Vision+ offers the widest selection of Indonesian content through exclusive content rights from MNC FTA channels featuring the best rated record-breaking contents, such as:

●	Ikatan Cinta, best Indonesia drama series ever made in the history of Indonesian television, with an average audience share of more than 40% on primetime.

●	We also have other award-winning programs such as PUPA (Puteri Untuk Pangeran), Indonesian Idol, Masterchef and much more.

●	Vision+ carries more than 80 exclusive titles from MNC Pictures which is also known for producing some of the best drama series ever made.

MLAC / MNC Audio Script

July 14, 2021

●	MNC Group dominates the largest market share in both Indonesian Pay-Television at 25.9% and broadcast free to air at consistently more than 50% audience share.

●	Vision+ aims to strengthen its position to produce exclusive original content and commits to producing 20 new exclusive episodes every single month.

●	We also focus on acquiring other Asian content to appeal to the Indonesian content mainly Chinese and Korean drama with a target of more than 80 titles per year.

●	The reason why we choose to focus on local and Asian content is because the preference and taste of the market is still very locally driven. The top 10 channels that are watched on Pay-TV are driven by local FTA players. Which is why foreign OTT players such as Netflix and Disney+ are struggling to gain prominent subscribers here in Indonesia.

Slide 19 Linear Channels

●	Because of the company’s long and strong history in the industry, Vision+ offers the most complete selection of linear channels in Indonesia, 172 HD ready channels with 13 exclusive channels only to the company.

Slide 20 Concluding Vision+

●	To conclude, we believe that Vision+ is the fastest growing and the most comprehensive OTT video service out there in the market.

●	With the most complete local content selections, Vision+ is supported by exclusive rights to all FTA channels, which is historically all FTA channels dominates the Pay-TV audience share contributing to an audience share of more than 75%.

●	It also has the most complete and comprehensive local pay channels selection which generates an aggregate audience share of 26%, excluding all FTA channels. On top of that, it carries more than 120 premium channels, which is more than any other players in the market. These channels can be viewed by subscribing onto the platform.

●	One of our competitive advantages is that Vision+ has the extensive selection of VODs providing more than 10,000 hours of movies and series including all of the award winning and record-breaking contents.

●	To further strengthen the platform, Vision+ will aggressively produce exclusive local drama content, in which we plan to produce up to 20 new titles every single month.

Slide 21 OTT Video Positioning

●	Here I’ll be talking about the product differentiation of Vision+. Vision+ offers the most extensive selection of local content for the most competitive price in comparison to our competitors. Vision+ expects to increase its ARPU by 11% within the next 2 years as we grow the selection of our local content.

MLAC / MNC Audio Script

July 14, 2021

●	Local players will continue to dominate the OTT market since foreign players such as Disney+ and Netflix are lacking local content selections.

Slide 22 Growth Strategies

●	Target Middle & high income segments :
o	Our first growth strategy is to target middle and high income segments. The subscriber’s growth will be focused on reaching middle and high income segments through mass distribution channels.

●	Expand MNC Play subscribers through leased network and Playbox :
o	We also plan to expand MNC Play subscribers through leased network and playbox with various partnerships with neutral network providers to expand its homepass network that lower capex and opex requirements in the futue and allows the Company to focus on the delivery of its services, both internet andIPTV.
o	The introduction of Playbox is to penetrate onto untapped non-MVN broadband internet users in Indonesia.

●	Continue strengthening our local content and original VOD production :
o	Our third growth strategy is to continue to strengthen our local content and original VOD production. As part of MNC Group, we can leverag our growing content library and our 4 national FTA stations that has a combined average audience share with a consistent 50% market share.
o	Furthermore, we also continue to focus on strengthening our international content and produce our own exclusive original productions for up to 20 new episodes every single month from various genres, supported by our inhouse production house called, Vision Pictures.

●	Increase ARPU through bundling package and upselling strategy:
o	Our 4th growth strategy would be to increase our ARPU through bundling package and upselling strategies. We start by focusing on dominating the market share by offering flexibility and affordable pricing, thus, step by step starting to penetrate the higher ARPU.
o	And taking privileges from a captive market formed within MNC Group’s subscriber-based platforms, as they are used to paying for TV entertainment.

●	Synergy with MNC’s FTA and Content Group:
o	Our 5th growth strategy would be to synergize with MNC’s FTA content group. Supported with our 4 national FTA stations that was recorded a combined average audience share at a consistent 50% and synergy with the best production house in Indonesia for its top chart portofolio content.
o	And also toutilize our strong MNC Group’s social media presence with 217 million subscribers or followers and online portals with 73 million monthly active users.

MLAC / MNC Audio Script

July 14, 2021

●	Continuous investment in new technology:
o	Next is our plan to continue to invest in new technology. Our plan to expand and invest to various digital innovatives by continuously enhance Vision+’s UI/UX to create the most desirable user experience, and also through partnerships with smartphone and large screen or smart TV manufactures.

●	5G wireless fixed broadband deployment:
o	And finally, we intend to support growth with our 5G wireless fixed broadband deployment via our exclusive partnership with MNC Vision to utilize 5G Spectrum for the deploy ment of fixed wireless broadband/access.

Slide 23 Consolidated Historical and Projected Financials

●	As you see on the diagrams, the projected Financials are expected to growth remarkably. The Covid-19 pandemic as predicted has showed a positive impact to the fixed and mobile broadband trends, hence directly impacting AVN core businesses. In the next 5 years, the projected Revenue CAGR is expected to grow by 38.7%. While the overall environment impacted by the global health phenomenon is to be under control and positive economic growth will be achieved from 2021 forward, purchasing power is expected to continue to rise.

●	Due to our capex-light model, EBITDA and bottom line margin will also grow on a year on year basis from 61% in 2020 to 75% in 2025 for CAGR of 44.6% and from 27% in 2020 to 56% in 2025 (with a CAGR of 60%) for net income.

Slide 24 Vision+ Operational Overview

●	Vision+ is one of the biggest subscription OTT player in Indonesia with 1.6 million paid subscribers as per 2020. In line with the growing Indonesia SVOD Market, Vision+’s user base is projected to rise substantially over the next 5 years, that is expected to reach over 6.6 million subscribers, which represents more than 30% nationwide direct SVOD market share in 2025.

●	Moreover, Vision+ strategy is to capture market share and growth by maintaining the monthly ARPU at affordable levels at $1.40 USD and plans to increase gradually its monthly ARPU to $1.8 USD or higher.

Slide 25 MNC Play Operational Overview

●	In order to achieve rapid subscriber growth, MNC Play currently migrates from the adaption of rolling out its own homepass to implement a light asset capex business model, by leasing 3rd party networks and distribute Playbox which targets the untapped broadband households in Indonesia.

●	The implementation of this strategy is projected to expands both MNC Play’s subscribers to reach over 745 thousand and Playbox subscribers to reach 1.3 million subscribers by the end of 2025. ARPU will also increase to $23.80 and $8.30 USD, respectively.

MLAC / MNC Audio Script

July 14, 2021

●	Currently, MNC Play’s churn rate is on 1.6% level, which is below the industry average of more than 2%, and is projected to achieve a modest improvement of desirable churn rate of 1.4% over the next 5 years.

Slide 27 Proforma Equity Ownership

●	The business combination values the combined company at $573 million dollars post-money proforma enterprise value and will result in approximately $137 million of net proceeds to the company’s balance sheet, assuming that there are no redemptions by Malacca’s public stockholders or purchase price adjustments.

Slide 28 Merger Settlement Process

●	Under the Business Combination Agreement, MLAC will merge with a subsidiary of AVN.

●	As a result of this merger, AVN will acquire all the MLAC Class A Ordinary Shares and MLAC Warrants and issue the AVN Shares and AVN Warrants in exchange, which will be held by the Bank of New York as depository.

●	Bank of New York will deliver American Depository Receipts* (ADRs) to MLAC Investors in respect of the AVN Shares and AVN Warrants.

●	Each MLAC Investor will receive ADRs in respect of:
o	one AVN Share in exchange for each MLAC Class A Ordinary Share they hold; and
o	one AVN Warrant in exchange for each MLAC Warrant they hold.
●	The ADRs will be listed on NASDAQ and will be traded in the same manner as MLAC Class A Ordinary Shares and MLAC Warrants.

●	DLA Piper has been engaged by AVN to ensure the ADRs are issued by Bank of New York promptly after merger closing.

Slide 29 Operational Benchmarking

●	In comparison to our local and international competitors, AVN is projected to be the best performing operational company with 38% Revenue Growth, which is higher than its local and foreign competitors. Additionally, AVN’s EBITDA Margin is also projected to be the highest as well, reaching up to 63% margin among its competitors. AVN has a very efficient content cost management due to its superior strength in local content from its sister company MNCN which operates the largest broadcaster and talent management in Indonesia when combined with the support from Vision Pictures, an exclusive producer of content for the MVN Group.

Slide 30 Multiple Benchmarking

●	AVN enterprise value is also very competitive compared to its local and foreign competitors at 8.4x in 2021. With an anticipated 2022 EV multiple of 5.8x.

Slide 31 Valuation Analysis

●	As seen on this slide, we illustrate the financial profiles of comparable companies. AVN’s valuation through 2024 is attractive versus peers.

●	We believe by having AVN merged with MLAC and listing on Nasdaq, the Company should trade in-line with peers.

Closing

●	That brings us to the end of the presentation. Thank you so much for listening.